UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Addendum to the International Transmission Company
Second Amendment to the International Transmission Company
Press Release, dated May 17, 2006

Item 1.01 Entry into a Material Definitive Agreement.
On May 17, 2006, the Compensation Committee of the Board of Directors of ITC Holdings Corp. (the “Company”) approved the crediting of a special bonus amount, on the payment date of each cash dividend paid by the Company on or before December 31, 2006, to participants in the Company’s Executive Group Special Bonus Plan (the “Executive Group Plan”), including the Chief Executive Officer and each of the four other most highly compensated executive officers whose compensation was disclosed in the Company’s 2006 annual meeting proxy statement (the “Named Officers”). The Special Bonus Amount to be credited to each plan participant is equal to the per share amount of the dividend multiplied by the number of shares covered by each option to purchase common stock of the Company held by the participant at the time such bonus is paid. The Named Officers will receive bonuses under the Executive Group Plan in the following amounts in connection with the dividend to be paid on June 15, 2006:

		Special
		Bonus
Name	Title	Amount
Joseph L. Welch	Director, President, Chief Executive Officer and Treasurer	$242,405
Edward M. Rahill	Senior Vice President — Finance and Chief Financial Officer	$41,104
Linda H. Blair	Senior Vice President — Business Strategy	$40,401
Richard A. Schultz	Senior Vice President — Planning	$40,401
Daniel J. Oginsky	Vice President, General Counsel and Secretary	$17,151

The Compensation Committee of the Board of Directors also approved the following changes to base salaries to be paid for 2006, effective May 17, 2006, to the following Named Officers:

Name	Title	2005 Salary	2006 Salary
Joseph L. Welch	Director, President, Chief Executive Officer and Treasurer	$371,000	$400,000
Edward M. Rahill	Senior Vice President -- Finance and Chief Financial Officer	$201,685	$210,000
Linda H. Blair	Senior Vice President -- Business Strategy	$175,000	$183,500
Daniel J. Oginsky	Vice President, General Counsel and Secretary	$135,000	$155,000

In addition, on May 17, 2006, the Compensation Committee approved an addendum (the “Addendum”) clarifying certain terms of the Management Supplemental Benefit Plan established May 10, 2005 (the “MSBP”), which supplements the pension benefits of Joseph L. Welch, the Company’s President and Chief Executive Officer. The Addendum provides that the term “compensation” (used to determine the level of benefits payable under the MSBP) will not include future special bonus amounts under the Executive Group Plan. The Addendum further clarifies that the amount of any annuity payable to Mr. Welch under the Company’s pension plan will reduce the amount of the benefit payable to him under the MSBP. Finally, the Addendum provides that to the extent payment under the MSBP is delayed due to the provisions of Section 409A of the Internal Revenue Code, amounts that would otherwise have been payable during the period of delay will be paid to him in a lump sum at the time payments are permitted to commence under Section 409A.
The Compensation Committee also approved the Second Amendment to the International Transmission Company Executive Supplemental Retirement Plan (the “Amendment”) on May 17, 2006. The changes reduce the earnings rate payable to participants to the same rate used as the “interest credit” under the Company’s qualified retirement plan.
A copy of each of the Addendum and the Amendment are attached as Exhibits 10.42 and 10.43, respectively, and are incorporated herein by reference. The above descriptions of the Addendum and the Amendment do not purport to be complete statements of the parties’ rights and obligations thereunder. The above descriptions are qualified in their entirety by reference to the copies of the Addendum and the Amendment attached to this Current Report on Form 8-K.
Item 8.01 Other Events.
On May 17, 2006, the Company issued a press release announcing the declaration of a dividend to its common shareholders. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
On May 17, 2006, the Company held its annual meeting of shareholders. At the annual meeting, all of the directors nominated for election to the Board of Directors were elected and the proposals to approve the Company’s Long-Term Incentive Plan and Employee Stock Purchase Plan were approved.
Item 9.01 Financial Statements and Exhibits.
(c)      Exhibits.
10.42	Addendum to the International Transmission Company Management Supplemental Benefit Plan, dated May 17, 2006

10.43	Second Amendment to the International Transmission Company Executive Supplemental Retirement Plan, dated May 17, 2006, effective as of January 1, 2006

99.1	Press release dated May 17, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 23, 2006

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT DESCRIPTION
10.42	Addendum to the International Transmission Company Management Supplemental Benefit Plan, dated May 17, 2006
10.43	Second Amendment to the International Transmission Company Executive Supplemental Retirement Plan, dated May 17, 2006, effective as of January 1, 2006
99.1	Press release dated May 17, 2006